U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) or the Securities Exchange Act of 1934

                       Date of Report: September 12, 2001

                              Kaufman & Hurtz, Inc.
             (Exact Name Of Registrant As Specified In Its Charter)


                          Commission File No. 000-32755

                 Nevada                                   86-1024732
    (State or other Jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                   Identification Number.)

                                 8776 East Shea
                                  Suite B3A323
                              Scottsdale, AZ 85260
                                 (604) 602-9262

(Address, including zip code, including area code, and telephone number of registrant's principal executive offices)


                                      None
         (Former name and former address, if changed since last report)



                              KAUFMAN & HURTZ, INC.

                          FORM 8-K - September 12, 2001


ITEM 5. OTHER EVENTS

     Amendments to the Company's Articles of Incorporation

     The Shareholders of the Company have approved two amendments to its Articles of Incorporation.

     The first amendment is to Article I , and is made for the purpose of changing the name of the Corporation from Kaufman & Hurtz, Inc. to SunBank Resorts International, Inc. The name change became effective on September 06, 2001. On September 12, 2001, the Corporation filed with the Secretary of State of the State of Nevada a Certificate of Amendment to its Articles of Incorporation, evidencing such name change.

     The second amendment is to Article III and is made for the purpose of changing the number of capital stock shares, which the Corporation shall have authority to issue from up to one hundred million (100,000,000) shares of common stock, $.001 par value.

     The date of adoption of the above amendment to Articles I and Article III, by the Shareholders of this Corporation, is September 6, 2001.

     Approval of the resignations of Officers and election and appointments of new Directors of the Corporation

     The Shareholders of the Company have approved the resignation of Kevin Ericksteen and Deanna Olson as officers and directors of this Corporation.

     Further, the Shareholders of the Company have approved the election of David Letourneau, Stephen Tadman, Patrick Fitzsimonds and Roland Jodoin as directors of this Corporation, and

     Appointment of David Letourneau to serve as president; Patrick Fitzsimonds to serve as Chief Operating Officer; Roland Jodoin to serve as treasurer; and Stephen Tadman to serve as secretary.

     The above acceptance of resignations and elections and appointments shall become effective at 5:00 P.M. Central Standard time, September 7, 2001.

     Change of company address

     In connection with the above amendments and events having taken place, the Company has changed its address to 7150 Camelback Rd., Suite 455, Scottsdale, Arizona , effective September 7, 2001


ITEM 7.    FINANCIAL STATEMENTS

(a)      not applicable
(b)      Exhibits;
                  (1) Articles of Amendment
                  (2) Director's Resolution



                                   SIGNATURES

     In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, who are duly authorized.

                                       Registrant: Kaufman & Hurtz, Inc.
                                       Date: September 12, 2001
                                       /s/ David Letourneau
                                       -------------------------------
                                       David Letourneau,  President and Director